       As filed with the Securities and Exchange Commission on February 14, 2003

                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           RANDGOLD RESOURCES LIMITED
             (Exact name of Registrant as specified in its charter)

    Jersey, Channel Islands                                       None
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                LA MOTTE CHAMBERS
                                 LA MOTTE STREET
                            ST. HELIER JERSEY JE1 1BJ
                                 CHANNEL ISLANDS
                              (011 44) 1534 735 333
   (Address, including zip code, of Registrant's principal executive offices)
                            -------------------------

                     RANDGOLD RESOURCES SHARE OPTION SCHEME
                           (Full titles of the Plans)
                            -------------------------

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8940
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------

                                    Copy to:

                             STEVEN I. SUZZAN, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                      Proposed          Proposed
                                                     Amount           Maximum           Maximum          Amount of
              Title of Securities                     to be        Offering Price      Aggregate       Registration
               to be Registered                   Registered(2)      Per Share       Offering Price         Fee
----------------------------------------------------------------------------------------------------------------------
            Ordinary shares, $0.10
            par value per share,(1)                 2,930,130        $15.00(3)         $43,951,950        $4,044
----------------------------------------------------------------------------------------------------------------------

(1) American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of certain of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File no. 333-91398). Each American Depositary Share represents the right to receive two ordinary shares.
(2) This Registration Statement shall also cover any additional ordinary shares which become issuable under the Randgold Resources Share Option Scheme by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $15.00 per share (one-half of the average of the high and low prices of the Registrant's American Depositary Shares on the Nasdaq National Market on
         February 11, 2003).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by Randgold Resources Limited ("Randgold" or the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration
Statement:

(1) Randgold's prospectus dated July 17, 2002, containing audited financial statements for the fiscal year ended December 31, 2001 and unaudited financial statements for the three months ended March 31, 2002.

(2) Randgold's Reports of Foreign Issuer on Form 6-K furnished to the Commission on August 14, 2002 and November 18, 2002.

(3) The description of Randgold's ordinary shares and American Depositary Shares contained in Item 1 of the Registrant's registration statement on Form 8-A dated June 27, 2002.

In addition, all documents subsequently filed by Randgold with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subject to the provisions of the Companies (Jersey) Law 1991 (the "1991 Law"), our Articles of Association allow us to indemnify, out of our assets, our Directors, alternate Directors, Secretary or other officers against all costs, charges, losses, damages and liabilities incurred in the execution of discharge of duties or the exercise of powers if a judgment is granted in such person's favor, such person is acquitted or relief is granted to such person. This indemnity applies to any liability incurred by such person in defending any civil or criminal proceedings relating to any act or omission committed by such person as our officer or employee.

         Subject to the 1991 Law, our Articles of Association allow us to purchase and maintain insurance at our expense for the benefit of any person who is or was at any time a Director of other officer or employee or auditor of ours or of any other company which is a subsidiary or subsidiary undertaking of ours indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer or employee.

         Article 77 of the 1991 Law, provides that a company or any of its subsidiaries or any other person, may not indemnify any person from, or against, any liability incurred by him as a result of being an officer of the company except where the company is indemnifying him against: (a) any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favor or he is acquitted, or (ii) which are discontinued otherwise than for some benefit conferred by him or on his behalf or some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company, he was substantially successful on the merits in his resistance to the proceedings; or (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company; or (c) any liability incurred in connection with an application made under Article 212 of the 1991 Law in which relief is granted to him by the court; or (d) any liability against which the company normally maintains insurance for persons other than directors.

         The 1991 Law permits a company to purchase and maintain insurance regarding the indemnification of its officers.

         We maintain directors and officers insurance to protect our officers and directors from specified liabilities that may arise in the course of their service to us in those capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

                Exhibit No.          Description
                -----------          -----------
                   4.1               Form of Deposit Agreement, dated as of July
                                     1, 1997, as amended and restated as of June
                                     26, 2002 and further amended and restated
                                     as of July 10, 2002 among Randgold
                                     Resources Limited, The Bank of New York, as
                                     Depositary, and the owners and holders from
                                     time to time of American Depositary
                                     Receipts issued thereunder (incorporated by
                                     reference to Exhibit 4.2 to the
                                     registrant's Registration Statement on Form
                                     F-4 (Registration No. 333-91166), filed
                                     with the Commission on June 26, 2002.

                   4.3               Specimen of ADR, evidencing American
                                     Depositary Shares, representing deposited
                                     Ordinary Shares (incorporated by reference to Exhibit 4.1).

                   4.4               Randgold Resources Stock Option Scheme
                                     (incorporated by Reference to Exhibit 10.1 of the registrant's Registration Statement on Form F-1 (Registration No. 333-90972), filed with the Commission on June 21, 2002.

                   5.1 Opinion of Ogier & Le Masurier, as to the legality of the ordinary shares.

                   23.1              Consent of PricewaterhouseCoopers.

                   23.2              Consent of PricewaterhouseCoopers, Inc.

                   23.3              Consent of Ogier & Le Masurier (included in
                                     Exhibit 5.1)

                   24.1              Power of Attorney (included in the
                                     signature pages of this Registration
                                     Statement).


Item 9.    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof; which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
                   (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; or

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (1) (i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, paragraphs
(1) (i) and (ii) shall not apply.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jersey, Channel Islands, on February 13, 2003.

                                                By  /s/ D. Mark Bristow
                                                    -------------------
                                                Name: D. Mark Bristow
                                                Title: Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Mark Bristow and Roger Williams, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, pay lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----
          /s/D. Mark Bristow                                                             February 13, 2003
      --------------------------
            D. Mark Bristow              Chief Executive Officer and Director
                                             (Principal Executive Officer)

        /s/ Roger A. Williams                                                            February 13, 2003
     ----------------------------
           Roger A. Williams                 Finance Director and Director
                                          (Principal Financial and Accounting
                                                       Officer)


        /s/ Roger A. R. Kebble                                                           February 13, 2003
    ------------------------------
          Roger A. R. Kebble                     Chairman of the Board


       /s/ David Ashworth                                                                February 13, 2003
    ------------------------------
         David Ashworth                                Director


                                       -7-

     /s/ Bernard E. Asher                                                                February 13, 2003
    ----------------------------
        Bernard E. Asher                               Director


        /s/ Jean-Antoine Cramer                                                          February 13, 2003
    ----------------------------
          Jean-Antoine Cramer                          Director


         /s/ Robert I. Israel                                                            February 13, 2003
    ----------------------------
           Robert I. Israel                            Director


        /s/ R. Brett Kebble                                                              February 13, 2003
    ---------------------------
          R. Brett Kebble                              Director


         /s/ Phillipe Lietard                                                            February 13, 2003
    ----------------------------
           Phillipe Lietard                            Director


          /s/ Ferdinand Lips                                                             February 13, 2003
    ----------------------------
            Ferdinand Lips                             Director


                                                                                         February 13, 2003
    ----------------------------
           Aubrey L. Paverd                            Director



Authorized Representative in the
United States


By:      /s/ Robert I. Israel                                                            February 13, 2003
    ----------------------------
          Robert I. Israel

                                  EXHIBIT INDEX
                                  -------------

        Exhibit No.                          Description                                      Sequential Page No.
        -----------                          -----------                                      -------------------
         5.1                    Opinion of Ogier & Le Masurier, as to the legality of the
                                ordinary shares.

        23.1                    Consent of PricewaterhouseCoopers.

        23.2                    Consent of PricewaterhouseCoopers, Inc.



                                       -9-